Exhibit 99.05
Southern Company
Consolidated Earnings
 (In Millions of Dollars)

	Three Months Ended June			Year-to-Date June
	2010	2009	Change	2010	2009	Change
Income Account-
Retail Revenues-
Fuel	$1,454	$1,306	$148	$2,882	$2,558	$324
Non-Fuel	2,117	1,987	130	4,148	3,800	348
Wholesale Revenues	473	438	35	1,015	889	126
Other Electric Revenues	142	128	14	278	251	27
Non-regulated Operating Revenues	21	26	(5)	42	53	(11)
Total Revenues	4,207	3,885	322	8,365	7,551	814
Fuel and Purchased Power	1,757	1,582	175	3,529	3,096	433
Non-fuel O & M	918	832	86	1,827	1,702	125
MCAR Litigation Settlement	0	0	0	0	202	(202)
Depreciation and Amortization	367	377	(10)	710	767	(57)
Taxes Other Than Income Taxes	214	208	6	426	408	18
Total Operating Expenses	3,256	2,999	257	6,492	6,175	317
Operating Income	951	886	65	1,873	1,376	497
Other Income, net	42	67	(25)	88	112	(24)
Interest Charges	219	233	(14)	441	459	(18)
Income Taxes	248	226	22	483	393	90
Net Income	526	494	32	1,037	636	401
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	0	32	32	0
NET INCOME AFTER DIVIDENDS ON PREFERRED AND PREFERENCE STOCK (See Notes)	$510	$478	$32	$1,005	$604	$401

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.